EXHIBIT 5.1

                   Buchanan Ingersoll Professional Corporation
                         Eleven Penn Center - 14th Floor
                               1835 Market Street
                        Philadelphia, Pennsylvania 19103


                                  June 18, 2002



BIO-key International, Inc.
1285 Corporate Center Drive
Suite 175
Eagan, Minnesota 55121

         RE:      BIO-KEY INTERNATIONAL, INC.

Gentlemen:

         This opinion is being furnished in connection with the Registration Statement on Form SB-2 filed by Bio-key International, Inc., a Minnesota corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration of the resale of 22,416,139 shares of Common Stock (the "Shares") which may be offered and sold from time to time by the selling shareholders identified in the prospectus (the "Selling Shareholders") who will receive the Shares upon the conversion or exercise, as applicable, of convertible notes, debentures, preferred stock or warrants (collectively, the "Convertible Securities").

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, certificates or records as we have deemed necessary or appropriate as bases for the opinions set forth herein. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

         Upon the basis of such examination, we advise you that in our opinion, the Shares will be, upon their issuance in accordance with the Convertible Securities, duly and validly authorized, validly issued, fully paid and non-assessable. It is our understanding that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto, including any and all post-effective amendments and any registration statement relating to the same offering that is to be effective upon filing pursuant to Rule 462(b) under the

Act. We also consent to the reference to our firm under the caption "Legal Matters." In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.


                                        BUCHANAN INGERSOLL
                                        PROFESSIONAL CORPORATION



                                        By: /s/ Vincent A. Vietti
                                            ------------------------------------
                                            Vincent A. Vietti, a Shareholder